Exhibit 99.1

Bridgeline Digital Acquires OrchestraCMS Assets from Stantive Technologies Group

BURLINGTON, Mass., March 14 2019 (GLOBE NEWSWIRE) -- Bridgeline Digital, Inc. (NASDAQ: BLIN), provider of cloud-based Web Content Management, eCommerce and Marketing Automation software, announced today their acquisition of certain assets of Stantive Technologies Group, Inc including OrchestraCMS, the leading digital experience platform built 100% native on Salesforce.com.

The OrchestraCMS platform helps Salesforce customers create employee intranets, customer portals and marketing Web sites. The native integration with Salesforce enables the platform to access the underlying infrastructure of the CRM, including security model, data, apps, workflow and other processes to deliver online experiences across any channel or device.

This is Bridgeline’s second strategic acquisition of 2019 which continues the expansion of the Bridgeline Unbound product suite to better serve customers providing highly-personalized digital experiences by leveraging the native Salesforce integrations and expertise. The rich set of APIs available will further lend to Bridgeline’s ability to develop enterprise solutions and deliver complex digital transformation initiatives.

“The depth of the integration with Salesforce offered by OrchestraCMS is a powerful addition to the Bridgeline Unbound platform - and will boost omnichannel marketing efforts of our customers,” says Carl Prizzi, EVP of Product. “This will further enhance Bridgeline’s ability to assist marketers with unifying the customer experience through the delivery of the right content, to the right audience at the right time.”

“OrchestraCMS – along with both the recent Celebros and SeeVolution asset acquisitions – will provide powerful pieces of technology to the Bridgeline Unbound product suite,” said Ari Kahn, CEO of Bridgeline Digital. “We’re always seeking ways to provide even greater value and continued innovation to our customers to help them stand out from their competition in their respective markets. The OrchestraCMS platform’s native integration with Salesforce give Bridgeline a unique capability in the web content management space that will bring new capabilities to our customers who use Salesforce.”

“The Stantive team is excited to be joining Bridgeline and adding OrchestraCMS to their outstanding Unbound product suite. We’re thrilled to accelerate our mutual vision on a larger scale with an incredible team, assets and industry know-how. Together we will deliver industry leading solutions and innovation to our customers,” said Douglas Girvin, Stantive Chairman and CEO. “Being a part of Bridgeline will allow us to accelerate our R&D initiatives, expand our go-to-market solutions, and leverage our combined global infrastructure.”

About Stantive Technologies Group

Stantive Technologies Group is a Salesforce AppExchange partner and is revolutionizing the content management industry. Stantive’s OrchestraCMS is the only content and digital experience platform (DXP) built 100% native on the world’s leading customer success platform — Salesforce. OrchestraCMS helps Salesforce customers create compelling digital experiences for their customers, partners, and employees; uniquely combining content with business data, processes, and applications across any digital channel or device including Salesforce Communities, social media, portals, intranets, websites, applications and services. Stantive customers are supported by a robust ecosystem of certified OrchestraCMS partners. OrchestraCMS also has a rich set of APIs to enable development of custom solutions, third-party integrations and deliver digital transformation initiatives on the Salesforce platform helping customers drive deeper engagement and collaboration, increase efficiency and minimize risk.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience from websites and intranets to eCommerce experiences. Bridgeline's Unbound platform is a Digital Experience Platform that deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics with the goal of assisting marketers to deliver exceptional digital experiences that attract, engage, nurture and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Carl Prizzi

Bridgeline Digital, Inc

EVP Products & Solutions

press@bridgeline.com